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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K/A
                                AMENDMENT NO. 2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 12, 1997


                             PATTERSON ENERGY, INC.

             (Exact name of registrant as specified in its charter)



      DELAWARE                    0-22664              75-2504748

(State or other jurisdiction     (Commission         (I.R.S. Employer
     of incorporation)           File Number)       Identification No.)



        P.O. BOX 1416, 4510 LAMESA HIGHWAY, SNYDER, TEXAS         79550

             (Address of principal executive offices)           (Zip Code)



                                 (915) 573-1104
               Registrant's telephone number, including area code


                                  No Change
         (Former name or former address, if changed since last report.)

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    This Form 8-K/A is being filed to amend the Registrant's Current Report on
Form 8-K, dated June 12, 1997, and filed with the Securities and Exchange Commission (the "Commission") on June 19, 1997, as amended by Form 8-K/A filed with the Commission on August 12, 1997, by (a) changing the "Date of Report (Date of earliest event reported)" reflected in such Form 8-K/A filed with the Commission on August 12, 1997 from July 12, 1997 to June 12, 1997, and (b) providing an update through September 30, 1997 pursuant to Part I, Item 11(b) of Form S-3 of certain unaudited pro forma financial information relating to the Registrant's acquisition of the contract drilling assets of Wes-Tex Drilling Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

    (b)   Pro forma financial information.

    The following unaudited pro forma financial information for the nine months ended September 30, 1997 is an update to, and should be read in conjunction with, the pro forma financial information included in the Company's Form 8-K/A dated June 12, 1997 and filed with the Securities and Exchange Commission on August 12, 1997. The unaudited pro forma financial information herein reflects adjustments necessary to give effect to the acquisition on June 12, 1997 by Patterson Drilling Company, a wholly-owned subsidiary of Patterson Energy, Inc. (the "Company"), of the contract drilling assets of Wes-Tex Drilling Company. The unaudited pro forma statement of income for the nine months ended September 30, 1997 assumes the acquisition was completed on January 1, 1997. The pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable. The unaudited pro forma financial information is not necessarily indicative of operating results that would have occurred had the acquisition been consummated on January 1, 1997, nor are they indicative of future operating results of the combined companies.





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                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                  (Unaudited)
                     (in thousands, except per share data)

                                                                      Wes-Tex
                                                  Patterson          Drilling
                                                 Energy, Inc.         Company        Adjustments            Pro Forma
                                                 ------------       ------------     -----------           ------------
 Operating revenues:
    Drilling   . . . . . . . . . . . . . . .     $    120,207       $     24,584     $    (1,498)(b)       $    143,293
    Oil and natural gas sales  . . . . . . .            8,013                 --              --                  8,013
    Well operation fees  . . . . . . . . . .            1,255                 --              --                  1,255
    Other  . . . . . . . . . . . . . . . . .               16                 --              --                     16
                                                 ------------       ------------     -----------           ------------
                                                      129,491             24,584          (1,498)               152,577
                                                 ------------       ------------     -----------           ------------
 Operating costs and expenses:
    Direct drilling costs  . . . . . . . . .           89,049             21,269          (1,511)(b)            108,807
    Lease operating and production   . . . .            1,564                 --              --                  1,564
    Impairment of oil and natural gas
       Properties  . . . . . . . . . . . . .              750                 --              --                    750
    Exploration costs  . . . . . . . . . . .              478                 --              --                    478
    Dry holes and abandonments   . . . . . .              830                 --              --                    830
    Depreciation, depletion and
         amortization  . . . . . . . . . . .           12,188                692             933 (a)             13,813
    General and administrative expense   . .            4,459              1,286              --                  5,745
                                                 ------------       ------------     -----------           ------------
                                                      109,318             23,247            (578)               131,987
                                                 ------------       ------------     -----------           ------------
 Operating income (loss) . . . . . . . . . .           20,173              1,337            (920)                20,590
 Other income (expense):
    Net gain on sale of assets   . . . . . .            1,354                 --              --                  1,354
    Interest income  . . . . . . . . . . . .              799                 --              --                    799
    Interest expense   . . . . . . . . . . .             (695)                --            (220)(a)               (915)
    Other  . . . . . . . . . . . . . . . . .              169                 --              --                    169
                                                 ------------       ------------     -----------           ------------
                                                        1,627                 --            (220)                 1,407
                                                 ------------       ------------     -----------           ------------
 Income before income taxes  . . . . . . . .           21,800              1,337          (1,140)                21,997
                                                 ------------       ------------     -----------           ------------
 Income tax expense:
    Current  . . . . . . . . . . . . . . . .            6,702                 --              75 (a)              6,777
    Deferred   . . . . . . . . . . . . . . .            1,301                 --              --                  1,301
                                                 ------------       ------------     -----------           ------------
                                                        8,003                 --              75                  8,078
                                                 ------------       ------------     -----------           ------------
 Net income  . . . . . . . . . . . . . . . .     $     13,797       $      1,337     $    (1,215)          $     13,919
                                                 ============       ============     ===========           ============
 Net income  per common share:
    Primary  . . . . . . . . . . . . . . . .     $       0.95                N/A             N/A           $       0.96
                                                 ============       ============     ===========           ============
    Fully diluted  . . . . . . . . . . . . .     $       0.95                N/A             N/A           $       0.95
                                                 ============       ============     ===========           ============
 Weighted average number of common
    shares outstanding:
    Primary  . . . . . . . . . . . . . . . .           14,470                N/A             N/A                 14,470
                                                 ============       ============     ===========           ============
    Fully diluted  . . . . . . . . . . . . .           14,576                N/A             N/A                 14,596
                                                 ============       ============     ===========           ============







  The accompanying notes are an integral part of this unaudited pro forma statement of income.


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                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
                NOTES TO UNAUDITED PRO FORMA STATEMENT OF INCOME


1.       BASIS OF PRESENTATION

                 On June 12, 1997, Patterson Drilling Company, a wholly-owned subsidiary of Patterson Energy, Inc. (the "Company"), consummated an acquisition of the contract drilling assets of Wes-Tex Drilling Company ("Wes-Tex"), a privately-held, non-affiliated company based in Abilene, Texas, for a purchase price of approximately $35.4 million, consisting of $25.0 million in cash, 283,000 shares of the Company's common stock, $0.01 par value, (valued at $31.50 per share), a three-year stock purchase warrant (valued at $6.24 per share) to purchase 200,000 additional shares of the Company's common stock at an exercise price of $32 per share and approximately $190,000 of other direct costs incurred relative to the transaction. The acquisition was funded using $19.0 million of the Company's cash on hand and $6.0 million provided by the Company's line of credit. The assets acquired consisted of 21 fully operable drilling rigs, all related rolling stock and a shop and yard. The Company did not assume any liabilities of Wes-Tex.

                 The unaudited pro forma financial information reflects adjustments necessary to give effect to the acquisition on June 12, 1997 by the Company of the contract drilling assets of Wes-Tex, as described above. The unaudited pro forma statement of income for the nine months ended September 30, 1997, assumes the acquisition was completed on January 1, 1997.

                 The pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable. The unaudited pro forma financial information is not necessarily indicative of operating results that would have occurred had the acquisition been consummated on January 1, 1997, nor are they indicative of future operating results of the combined companies.

                 The contract drilling revenue and direct operating expenses of Wes-Tex presented herein only include the revenues and expenses directly associated with the drilling operations of Wes-Tex, as well as the general and administrative expenses allocated to such drilling activities. General and administrative expenses were allocated proportionately based on revenues contributed by the drilling and oil and natural gas production operations of Wes-Tex. Management believes that this is a reasonable basis to allocate general and administrative expenses.

2.       FINANCIAL INFORMATION  PRESENTED

                 The unaudited pro forma statement of income for the nine months ended September 30, 1997 was prepared using the unaudited consolidated financial statements for the quarterly period ended September 30, 1997 of the Company as reported under Form 10-Q and the unaudited financial statements of Wes-Tex for the period ended June 12, 1997, the acquisition date, and should be read in conjunction with such Form 10-Q of the Company. The results of the contract drilling operations of Wes-Tex, subsequent to June 12, 1997, are included in the consolidated financial statements of the Company as of and for the period ended September 30, 1997.





                                 (continued)
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                    PATTERSON ENERGY, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED FINANCIAL INFORMATION - CONTINUED




3.       PRO FORMA ADJUSTMENTS

         a. Depreciation and amortization expense, interest expense and income tax expense were adjusted to reflect increases resulting from the acquisition of the contract drilling assets of Wes-Tex. Depreciation expense was determined on a straight line basis using depreciable lives consistent with those historically used by the Company. Amortization expense was determined on a straight line basis over five and fifteen years for the covenants not to compete and goodwill, respectively. The related expense accounts were increased as follows (in thousands):

                                                                NINE MONTHS
                                                                   ENDED
                                                               SEPTEMBER 30,
                    ACCOUNT DESCRIPTION                            1997
                --------------------------------             ----------------
             Depreciation and amortization . . . .               $    933
             Interest expense  . . . . . . . . . .                    220
             Income tax expense  . . . . . . . . .                     75

         b. Contract drilling revenues and direct contract drilling costs were adjusted to convert Wes-Tex's methodology of accounting for wells in progress from the completed contract method for day work and footage drilling arrangements to the percentage-of-completion method utilized by the Company.






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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              PATTERSON ENERGY, INC.




Date:  December 17, 1997                      /s/  James C. Brown
                                              --------------------------
                                              James C. Brown
                                              Vice President-Finance